Exhibit 3.3       Amendment to the Articles of Incorporation

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                          BENTLEY COMMUNICATIONS CORP.

PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF
INCORPORATION:

FIRST: Amendment(s) adopted: (INDICATE ARTICLE NUMBER(S) BEING AMENDED, ADDED OR DELETED)

       Article I is deleted and the following Article I shall be inserted.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

The name of this corporation shall be:

                   BENTLEY COMMERCE CORP.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

         NOT APPLICABLE.

THIRD:   The date of each amendment's adoption:   October 30, 2003

FOURTH:  Adoption of Amendment(s)  (CHECK ONE)

      X       The amendment(s) was/were approved by the shareholders. The number
     ---      of votes cast for the amendment(s) was/were sufficient for approval.

              The amendment(s) was/were approved the shareholders through voting
     --- groups. THE FOLLOWING STATEMENT MUST BE SEPARATELY PROVIDED FOR EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT(S):

                    "The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________________."
                                                         voting group

              The amendment(s) was/were adopted by the board of directors
     --- without shareholder action and shareholder action was not required.

              The amendment(s) was/were adopted by the incorporators without
     ---      shareholder action and shareholder action was not required.

This amendment is to be effective on such date and time as the NASD implements this action or in any case, no later than January 1, 2004.

      Signed this    15th    day of December, 2003.
                  ----------
      Signature   /s/ Gordon F. Lee
                  --------------------------------------------------------------
                  (By the Chairman or Vice Chairman of the Board of Directors,
                  President or other officer if adopted by the shareholders)

                                  Gordon F. Lee
                 -----------------------------------------------
                              Type or printed name

                             Chief Executive Officer
                 -----------------------------------------------
                                      Title

                                       2